UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 1, 2026 (the “Effective Date”), LiveOne, Inc. (the “Company”) appointed Craig Christensen as the Company’s Interim Chief Financial Officer, Interim Treasurer and Interim Secretary, to succeed Ryan Carhart, the former Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, who notified the Company on April 28, 2026 that he is leaving the Company to pursue another professional opportunity effective as of the Effective Date. Mr. Christensen will also assume the role of Principal Accounting Officer of the Company. Mr. Christensen was also appointed to the same positions with PodcastOne, Inc. (“PodcastOne”), the Company’s majority owned subsidiary, and Slacker, Inc. (“Slacker”), the Company’s wholly owned subsidiary.

Mr. Carhart’s departure was not as a result of any dispute with the Company.

Mr. Christensen, age 48, is a seasoned finance executive with over 25 years of progressive leadership experience in scaling public and private companies across technology, professional services, manufacturing and health sciences industries. Mr. Christensen has extensive expertise in financial reporting, U.S. GAAP, financial planning and analysis, capital market transactions, treasury, audit and internal control oversight. Throughout his career, Mr. Christensen has demonstrated a strong track record of building and leading high-performing finance organizations, and partnering with executive leadership to drive growth strategy, capital planning, operational scalability and enterprise value creation. Prior to his appointment as the Company’s Interim Chief Financial Officer, Interim Treasurer and Interim Secretary, since May 2025, Mr. Christensen served as the Chief Financial Officer of 180 Health Services, a privately held regenerative wound care and biologics company. From November 2022 to May 2025, Mr. Christensen served as the Senior Vice President, Corporate Controller of a NYSE-listed environmental services company, Montrose Environmental Group, where he led a global finance organization, supported multiple acquisitions and integrations and played a key role in a successful public equity offering. From December 2018 to November 2022, Mr. Christensen served as Vice President, Finance of Econolite Group, an intelligent mobility solutions provider, where he led digital transformation initiatives and supported the sale of the company to private equity. Mr. Christensen’s earlier experience included roles as Vice President, Controller, Interim Chief Financial Officer, and other finance leadership roles with a Nasdaq-listed transportation technology company, Iteis Inc., and a Nasdaq-listed aerospace and defense management consulting company, SM&A. Mr. Christensen previously worked at Ernst & Young, LLP, a global public accounting firm, with a specialization in financial audits of public and privately held companies. Mr. Christensen holds a Bachelor of Arts degree in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara, and is a licensed Certified Public Accountant in the State of California.

In connection with his appointment, LiveXLive, Corp. (“LiveXLive”), the Company’s wholly owned subsidiary, entered into a consulting agreement with Mr. Christensen, the terms of which are summarized below. There is no arrangement or understanding between Mr. Christensen and any other persons pursuant to which Mr. Christensen was appointed to his positions. There are no family relationships between Mr. Christensen and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Christensen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Christensen’s appointment as the Company’s, PodcastOne’s and Slacker’s Interim Chief Financial Officer, Interim Treasurer and Interim Secretary, on April 27, 2026, LiveXLive entered into a Consulting Agreement (the “Agreement”) with Mr. Christensen. The term of the Agreement is on a month-to-month basis (the “Term”) at a weekly fee of $6,250. Mr. Christensen is also eligible to earn the following equity bonuses (the “Shares”): (i) 10,000 shares of the Company’s common stock if during the Term the Company and PodcastOne file their respective Annual Reports on Form 10-K for the fiscal year ended March 31, 2026, and (ii) 5,000 shares of the Company’s common stock if during the Term the Company and PodcastOne file their respective Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2026 (collectively, the “Reports”). Unless the Agreement is terminated by LiveXLive with “Cause”, Mr. Christensen shall be entitled to receive the Shares if the Reports are filed during the Term. The parties agreed that, within approximately 90 days after the Effective Date, the Company and Mr. Christensen will engage in good faith discussions regarding the potential transition of Mr. Christensen to a full-time Chief Financial Officer position with the Company, PodcastOne and their other respective subsidiaries. Any such transition, if agreed upon by the parties, shall be memorialized in a separate written agreement setting forth the terms of Mr. Christensen’s employment, including cash compensation, benefits and equity compensation, all of which shall be subject to negotiation and mutual agreement of the parties at such time.

The Agreement contains covenants for the benefit of LiveXLive relating to protection of the Company’s and its subsidiaries’ confidential information and certain customary representations and warranties and standard mutual and other LiveXLive indemnification obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The shares of the Company’s common stock will be issued, if any, pursuant to the terms of the Agreement in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release announcing that it named Mr. Christensen as the Company’s Interim Chief Financial Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Consulting Agreement, dated as of April 27, 2026, between LiveXLive, Corp. and Craig Christensen.
10.2*	Notice of Grant and Restricted Stock Agreement, dated as of April 27, 2026, between the Company and Craig Christensen.
99.1**	Press release, dated April 28, 2026.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: May 1, 2026	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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